As filed with the Securities and Exchange Commission on December 13, 2005
Registration No. 333-129967

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COPA HOLDINGS, S.A.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Republic of Panama	4512	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Boulevard Costa del Este, Avenida Principal y Avenida de la Rotonda
Urbanización Costa del Este
Complejo Business Park, Torre Norte
Parque Lefevre
Panama City, Panama
(+507 303-3348)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(1-302-738-6680)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David L. Williams Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Francesca Lavin Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006
      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.    ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(2)	Offering Price	Fee(3)

Class A common shares, without par value	16,100,000 shares	$17	$273,700,000	$29,285.90

(1)	Includes Class A common shares that the underwriters may purchase solely to cover over-allotments, if any.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Amendment No. 2 to the Registration Statement on Form F-1 of Copa Holdings, S.A. is being filed solely for the purpose of filing exhibits.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers
      According to the Registrant’s Articles of Incorporation and so far as may be permitted by the Law, every Director or Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability incurred by him in defending any proceeding which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is rendered in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute/regulation for relief from liability in respect of any such act or omission in which relief is granted to him by a court of law or similar tribunal. The Registrant intends to enter into indemnity agreements with its directors and officers and to purchase insurance for the benefit of the directors and officers prior to the offering.

Item 7.	Recent Sales of Unregistered Securities
      None.

Item 8.	Exhibits
      (a) The following documents are filed as part of this Registration Statement:

1.1		Form of Underwriting Agreement

3	.1*	Articles of Incorporation (Pacto Social) of the Registrant

5.1		Opinion of Galindo, Arias & Lopez, Panamanian legal counsel of the Registrant, as to the legality of the Class A shares

8	.1*	Opinion of Galindo, Arias & Lopez, as to tax matters

8	.2*	Opinion of Simpson Thacher & Bartlett LLP, as to tax matters

10	.1†*	Aircraft Lease Agreement, dated as of October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of Boeing Model 737-71Q Aircraft, Serial No. 29047

10	.2†*	Letter Agreement dated as of November 6, 1998 amending Aircraft Lease Agreement, dated October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of One Boeing Model 737-71Q Aircraft, Manufacturer’s Serial No. 29047

10	.3†*	Aircraft Lease Amendment Agreement dated as of May 21, 2004 to Aircraft Lease Agreement, dated October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of Boeing Model 737-71Q Aircraft, Serial No. 29047

10	.4†*	Aircraft Lease Agreement, dated as of October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of Boeing Model 737-71Q Aircraft, Serial No. 29048

10	.5†*	Letter Agreement dated as of November 6, 1998 amending Aircraft Lease Agreement, dated as of October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of Boeing Model 737-71Q Aircraft, Serial No. 29048

10	.6†*	Aircraft Lease Amendment Agreement dated as of May 21, 2003 to Aircraft Lease Agreement, dated October 1, 1998, between First Security Bank and Compañía Panameña de Aviación, S.A., in respect of Boeing Model 737-71Q Aircraft, Serial No. 29048

10	.7†*	Aircraft Lease Agreement, dated as of November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 28607

10	.8†*	Letter Agreement No. 1 dated as of November 18, 1998 to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 28607

10	.9†*	Letter Agreement No. 2 dated as of March 8, 1999 to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 28607

10	.10†*	Lease Extension and Amendment Agreement dated as of April 30, 2003, to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 28607

10	.11†*	Aircraft Lease Agreement, dated as of November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 30049

10	.12†*	Letter Agreement No. 1 dated as of November 18, 1998 to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 30049

10	.13†*	Letter Agreement No. 2 dated as of March 8, 1999 to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 30049

10	.14†*	Lease Extension and Amendment Agreement dated as of April 30, 2003, to Aircraft Lease Agreement, dated November 18, 1998, between Aviation Financial Services Inc. and Compañía Panameña de Aviación, S.A., Boeing Model 737-700 Aircraft, Serial No. 30049

10	.15†*	Aircraft Lease Agreement, dated as of November 30, 2003, between International Lease Finance Corporation and Compañía Panameña de Aviación, S.A., New B737-700 or 800, Serial No. 30676

10	.16†*	Aircraft Lease Agreement, dated as of March 4, 2004, between International Lease Finance Corporation and Compañía Panameña de Aviación, S.A., New B737-700 or 800, Serial No. 32800

10	.17†*	Aircraft Lease Agreement dated as of December 23, 2004, between Wells Fargo Bank Northwest, N.A. and Compañía Panameña de Aviación, S.A., in respect of Boeing B737- 800 Aircraft, Serial No. 29670

10	.18†	Embraer 190LR Purchase Agreement DCT-006/2003 dated as of May 2003 between Embraer—Empresa Brasileira de Aeronáutica S.A. and Regional Aircraft Holdings Ltd.

10	.19†	Letter Agreement DCT-007/2003 between Embraer—Empresa Brasileira de Aeronáutica S.A. and Regional Aircraft Holdings Ltd., relating to Purchase Agreement DCT- 006/2003

10	.20†	Letter Agreement DCT-008/2003 between Embraer—Empresa Brasileira de Aeronáutica S.A. and Regional Aircraft Holdings Ltd., relating to Purchase Agreement DCT- 006/2003

10	.21*	Aircraft General Terms Agreement, dated November 25, 1998, between The Boeing Company and Copa Holdings, S.A.

10	.22†*	Purchase Agreement Number 2191, dated November 25, 1998, between The Boeing Company and Copa Holdings, S.A., Inc. relating to Boeing Model 737-7V3 & 737-8V3 Aircraft

10	.23†*	Supplemental Agreement No. 1 dated as of June 29, 2001 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.24†*	Supplemental Agreement No. 2 dated as of December 21, 2001 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.25†*	Supplemental Agreement No. 3 dated as of June 14, 2002 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.26†*	Supplemental Agreement No. 4 dated as of December 20, 2002 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.27†*	Supplemental Agreement No. 5 dated as of October 31, 2003 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.28†*	Supplemental Agreement No. 6 dated as of September 9, 2004 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.29†*	Supplemental Agreement No. 7 dated as of December 9, 2004 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.30†*	Supplemental Agreement No. 8 dated as of April 15, 2005 to Purchase Agreement Number 2191 between The Boeing Company and Copa Holdings, S.A.

10	.31†*	Maintenance Cost per Hour Engine Service Agreement, dated March 5, 2003, between G.E. Engine Services, Inc. and Copa Holdings, S.A.

10	.32†*	English translation of Aviation Fuel Supply Agreement, dated July 18, 2005, between Petróleos Delta, S.A. and Compañía Panameña de Aviación, S.A.

10	.33†*	Form of Amended and Restated Alliance Agreement between Continental Airlines, Inc. and Compañía Panameña de Aviación, S.A.

10	.34*	Form of Amended and Restated Services Agreement between Continental Airlines, Inc. and Compañía Panameña de Aviación, S.A.

10	.35*	Amended and Restated Shareholders’ Agreement, dated as of November 23, 2005, among Copa Holdings, S.A., Corporación de Inversiones Aéreas, S.A. and Continental Airlines, Inc.

10	.36*	Form of Guaranteed Loan Agreement

10	.37*	Form of Registration Rights Agreement among Copa Holdings, S.A., Corporación de Inversiones Aéreas, S.A. and Continental Airlines, Inc.

10	.38*	Copa Holdings, S.A. 2005 Stock Incentive Plan

10	.39*	Form of Copa Holdings, S.A. Restricted Stock Award Agreement

10.40		Form of Indemnification Agreement with the Registrant’s directors

10	.41*	Form of Amended and Restated Trademark License Agreement between Continental Airlines, Inc. and Compañía Panameña de Aviación, S.A.

21	.1*	Subsidiaries of the Registrant

23	.1*	Consent of Ernst & Young, Panama

23.2		Consent of Galindo, Arias & Lopez, Panamanian legal counsel of the Registrant (included in Exhibit 5.1)

23	.3*	Consent of Simpson Thacher & Bartlett LLP, United States legal counsel of the Registrant (included in Exhibit 8.2)

24	.1*	Powers of Attorney (included in the signature pages to this registration statement)

*	Previously filed

†	Portions of the exhibit will be omitted pursuant to a request for confidential treatment.

      (b) Financial Statement Schedules
      Previously filed.

Item 9	Undertakings
      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned Registrant hereby also undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement at the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on December 12, 2005.

COPA HOLDINGS, S.A.

By:	*

Name: Pedro Heilbron

Title:	Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on December 12, 2005 in the capacities indicated:

Name	Title

* Pedro Heilbron	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Victor Vial Victor Vial	Chief Financial Officer (Principal Financial Officer)

* Adrian Thiel	Director - Financial Reporting and Accounting (Principal Accounting Officer)

* Stanley Motta	Chairman and Director

* Osvaldo Heilbron	Director

* Jaime Arias	Director

* Ricardo Alberto Arias	Director

* Alberto C. Motta, Jr.	Director

* Mark Erwin	Director

* George Mason	Director

Name		Title

Roberto Artavia		Director

José Castañeda		Director

* Donald Puglisi		Authorized Representative in the United States

* By:	/s/ Victor Vial Victor Vial, as Attorney-in-Fact